SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2003

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.     OTHER INFORMATION

Effective after the close of business on September 30, 2003, the Registrant established a $30 million revolving line of credit facility with Wachovia Bank, National Association and SunTrust Bank, replacing the Registrant’s previously existing $30 million revolving line of credit facility with another lender.  A copy of the Credit Agreement, which evidences this credit facility, is attached to this Current Report as Exhibit 4.1, and is incorporated by reference herein.

Subject to the terms and conditions of the Credit Agreement, Wachovia Bank, National Association and SunTrust Bank have agreed to make loans to the Registrant and its primary operating subsidiaries, from time to time, on a revolving credit basis, with the aggregate borrowing availability, up to $30 million, to be determined with reference to a borrowing base and required financial covenants.  The credit facility is unsecured, and interest is payable monthly at the LIBOR rate, plus an applicable margin, which ranges from 1½% to 2%, depending upon the Registrant’s ratio of funded debt to EBITDA.  The covenants include a minimum tangible net worth covenant, a minimum cash flow coverage ratio, a maximum ratio of total liabilities to tangible net worth, and a maximum ratio of funded debt to EBITDA.  The credit facility expires in September 2006, and the lenders may agree to extend the term for a longer period.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

None.

(b)     Pro Forma Financial Information.

None.

(c)     Exhibits.

Exhibit No.	Description
4.1

Credit Agreement effective as of September 30, 2003, by and among (a) TESSCO Technologies Incorporated, Cartwright Communications Company, TESSCO Service Solutions, Inc., TESSCO Incorporated, Wireless Solutions Incorporated and TESSCO Business Services LLC and (b) Wachovia Bank, National Association and SunTrust Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert C. Singer
Robert C. Singer Senior Vice President and Chief Financial Officer

Dated: October 3, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Credit Agreement effective as of September 30, 2003, by and among (a) TESSCO Technologies Incorporated, Cartwright Communications Company, TESSCO Service Solutions, Inc., TESSCO Incorporated, Wireless Solutions Incorporated and TESSCO Business Services LLC and (b) Wachovia Bank, National Association and SunTrust Bank